Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Peoples Bankshares, Inc.

Honaker, Virginia

We consent to the incorporation by reference in the Registration Statement (No. 333-129550) of New Peoples Bankshares, Inc. on Form S-8 of our report dated March 19, 2013 on the consolidated financial statements of New Peoples Bankshares, Inc. as of December 31, 2012 and the year then ended, which report appears in this December 31, 2012 annual report on Form 10-K of New Peoples Bankshares, Inc.

/s/ Elliott Davis, LLC
Richmond, Virginia
March 19, 2013

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